Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Gyre Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, $0.001 par value per share(1)	Rule 457(o)	(1)	(2)	(3)
Fees to Be Paid	Equity	Preferred stock, $0.001 par value per share(1)	Rule 457(o)	(1)	(2)	(3)
Fees to Be Paid	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(3)
Fees to Be Paid	Other	Warrants(1)	Rule 457(o)	(1)	(2)	(3)
Fees to Be Paid	Other	Units(1)	Rule 457(o)	(1)	(2)	(3)
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(1)	(2)	$150,000,000	0.00015310	$22,965.00
	Total Offering Amounts					$150,000,000		$22,965.00
	Total Fees Previously Paid
	Total Fee Offsets							$22,140.00
	Net Fee Due							$825.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Catalyst Biosciences, Inc.	S-3	333-253874	March 4, 2021		$16,365.00(4)	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	(4)	$150,000,000
Fee Offset Sources	Catalyst Biosciences, Inc.	S-3	333-253874		March 4, 2021						$16,365.00(4)
Fee Offset Claims	Gyre Therapeutics, Inc.	S-3	333-279822	May 30, 2024		$5,775.00(5)	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	(5)	$150,000,000
Fee Offset Sources	Gyre Therapeutics, Inc.	S-3	333-279822		May 30, 2024						$5,775.00(5)

(1)
The amount to be registered consists of up to $150,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

(2)
The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)
Estimated solely for purposes of computing the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $150,000,000. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) preferred stock, common stock, debt securities or units that may be issued upon exercise of warrants registered hereby, as the case may be.

(4)
The registrant (formerly known as “Catalyst Biosciences, Inc.”) has previously registered the offer and sale of up to $150,000,000 of securities pursuant to a registration statement on Form S-3 (File No. 333-253874), which was initially filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2021 and became effective on May 3, 2021 (the “May 2021 Registration Statement”). In connection with the filing of the May 2021 Registration Statement, the registrant made a contemporaneous fee payment in the amount of $16,365.00. Of the $150,000,000 of securities registered under the May 2021 Registration Statement, $150,000,000 of securities remains unsold (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, the registration fee of $16,365.00 that has already been paid and remains unused with respect to the Unsold Securities is hereby offset against the registration fee of $22,140.00 due for this offering. The offering that includes the Unsold Securities under the May 2021 Registration Statement is hereby terminated.

(5)
The registrant paid a registration fee of $5,775.00 in connection with the registration of $150,000,000 of securities pursuant to a registration statement on Form S-3 (File No. 333-279822), which was initially filed with the SEC on May 30, 2024 (the “May 2024 Registration Statement”). The May 2024 Registration Statement was not declared effective by the SEC, and no securities were issued or sold thereunder. The May 2024 Registration Statement was withdrawn by filing a Form RW on July 12, 2024. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $5,775.00.